Exhibit 23.5




            CONSENT OF NOVOGRADAC & COMPANY LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-103005) of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust of our report dated February 29, 2005 with respect to the financial statements of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust included in this Annual Report (Form 10-KSB/A) for the year ended December 31, 2004.

/s/ Novogradac & Company LLP
----------------------------

San Francisco, California
April 15, 2005